UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 27, 2017

ALEXION PHARMACEUTICALS, INC.
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(Exact name of registrant as specified in its charter)

Delaware	0-27756	13-3648318
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(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 College Street, New Haven, Connecticut 06510
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(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (475) 230-2596

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2017, Alexion Pharmaceuticals, Inc. (Alexion) announced that its Board of Directors (the Board) has appointed Ludwig N. Hantson, Ph.D. as Chief Executive Officer and member of the Board, effective immediately. Dr. Hantson succeeds David R. Brennan, who has served as Alexion’s Interim Chief Executive Officer since December 2016. Mr. Brennan will remain on the Board of Directors.

Dr. Hantson, age 54, most recently served as President and CEO of Baxalta Incorporated (Baxalta), a public company spin-off from Baxter International Inc. (Baxter), from July 2015 until its sale to Shire plc in June 2016. Prior to joining Baxalta, Dr. Hantson served as Baxter’s Corporate Vice President and President, BioScience from October 2010 to July 2015. Prior to his roles at Baxter, Dr. Hantson held several leadership roles at Novartis AG from 2001-2010, including CEO of Novartis Pharma North America, CEO of Novartis Europe, and President of Novartis Pharma Canada. From 1988-2001, Dr. Hantson served in increasing roles of responsibility in marketing, and research and development at Johnson & Johnson. Dr. Hantson began his career at Smith & Nephew, and received his Ph.D. in motor rehabilitation and physical therapy, Master’s degree in physical education, and a certification in high secondary education, all from the University of Louvain in Belgium.

There is no arrangement or understanding between Dr. Hantson and any other person pursuant to which Dr. Hantson was appointed as Alexion’s Chief Executive Officer or as a director. There are no related party transactions between Alexion and Dr. Hantson and no family relationships between Dr. Hantson and any of the directors or officers of Alexion.

In connection with Dr. Hantson’s appointment, Alexion entered into an employment agreement with Dr. Hantson (the Employment Agreement) that has a three-year term subject to automatic one-year extensions, unless Alexion or Dr. Hantson provides notice prior to the end of the term, as extended. Pursuant to the Employment Agreement, Dr. Hantson will receive a base salary of at least $1,200,000 per year and will be eligible to receive an annual performance bonus targeted at 120% of his base salary, with the amount of the bonus to be determined by the Board or the Leadership and Compensation Committee pursuant to Alexion’s management incentive bonus program as in effect from time to time.

Dr. Hantson will receive equity awards under Alexion's 2004 Incentive Plan of stock options valued at approximately $2.275 million, restricted stock units valued at approximately $3.413 million and performance share units valued at target at approximately $5.689 million. The grant date of such awards is March 27, 2017. The stock options vest 25% on the first anniversary of the grant date and one sixteenth every three months thereafter, subject to continuous service. The restricted stock units vest 25% on each of December 31, 2017, December 31, 2018, March 27, 2020 and March 27, 2021. Approximately 80% of Performance Share Units may be earned following a one year performance period, and if earned, one-third will vest upon certification of performance and one third on each of the next two anniversaries. Approximately 20% of the Performance Share Units may be earned, and will vest if earned, following completion of a three year performance period. In addition, Dr. Hantson will be eligible to receive stock-based awards under Alexion’s equity incentive plan or program maintained by Alexion as in effect from time to time in the discretion of the Board or the Leadership and Compensation Committee. Dr. Hantson is also subject to certain customary non-solicitation and non-competition provisions.

Under the terms of the Employment Agreement, in the event that Dr. Hantson’s employment with Alexion terminates, other than within 18 months after a change in control of Alexion, (i) for reasons other than cause, death, or physical or mental disability, or (ii) following a constructive termination, or (iii) in the event of a “non-renewal”, Alexion will be obligated to pay Dr. Hantson cash equal to two times the sum of (a) his then current base salary and (b) the greater of (1) the average bonus received by him for the two years preceding the year in which termination occurs and (2) the amount equal to Dr. Hantson’s target bonus for the year in which the termination of employment occurs (the sum of (a) and (b), the Severance Base). In addition, (1) all of Dr. Hantson’s initial time-vesting equity awards and other equity awards that have been granted to and earned by Dr. Hantson shall vest, and all other time-vesting awards that are at least then 50% vested shall vest, and become immediately exercisable and shall remain exercisable for such periods as provided under the terms of Alexion's Amended and Restated 2004 Incentive Plan and any individual award agreement under which such awards were granted and (2) all other equity awards will vest as determined in good faith by Alexion's Board of Directors based on the achievement of performance conditions.

In the event Dr. Hantson is terminated for any of the reasons described in (i) – (iii) above within 18 months following a change in control of Alexion, Alexion will be obligated to pay Dr. Hantson cash equal to three times the Severance Base. Alexion will also be obligated to pay Dr. Hantson a pro-rata annual bonus for the year in which termination of employment occurs, calculated by multiplying his target annual bonus by a fraction, the numerator of which is the number of days Dr. Hantson was employed during such year and the denominator of which is 365. In addition, (1) all of Dr. Hantson’s initial time-vesting equity awards and other equity awards that have been granted to and earned by Dr. Hantson shall vest, and all other time-vesting awards that are at least then 50% vested shall vest, and become immediately exercisable and shall remain exercisable for such periods as provided under the terms of Alexion's Amended and Restated 2004 Incentive Plan and any individual award agreement under which such awards were granted and (2) all other equity awards will vest as determined in good faith by Alexion's Board of Directors based on the achievement of performance conditions.

In addition, upon his termination for any reason described above, Dr. Hantson will also be entitled to a lump sum amount equal to the present value of the monthly health premiums that otherwise would have been paid by Alexion on behalf of Dr. Hantson and his eligible dependents for a period of 18 months following the termination.

The foregoing summary of certain terms of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement, which will be filed as an exhibit to Alexion’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2017.

A copy of the press release announcing Dr. Hantson’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Alexion Pharmaceuticals, Inc. on March 27, 2017 relating to the appointment of Dr. Hantson.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2017	ALEXION PHARMACEUTICALS, INC.

By: /s/ Michael V. Greco
Name: Michael V. Greco
Title: Senior Vice President of Law and Corporate Secretary